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                             OMNIQUIP INTERNATIONAL, INC.

                           1996 EXECUTIVE STOCK OPTION PLAN

    1. ADOPTION AND PURPOSE OF THE PLAN. Omniquip International, Inc. (the "Company") hereby adopts the 1996 Executive Stock Option Plan (the "Plan") dated September 30, 1996, which provides for the granting of non-qualified stock options ("Options") to purchase shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), to certain executive employees ("Grantees") of the Company. This Plan will give such Grantees added financial incentive to further the Company's financial well being and increase the Company's value to the benefit of the Company's shareholders.

    The effective date of the Plan shall be September 30, 1996.

    2. PLAN ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or a duly authorized committee of the Board, appointed from time to time (the "Committee") to administer the Plan.

    In administering the Plan, the Board or the Committee, as the case may be, may adopt rules and regulations as necessary for carrying out the purposes and intent of the Plan. Any action taken by a majority of the Board or the Committee in the interpretation or administration of the Plan shall, as between the Company and the Grantees, be final and conclusive. Members of the Board or the Committee may vote without appearing in person at any meeting. The Board or the Committee may consult with counsel, who may


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be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. Within the limitations of the Plan, the employees to whom Options will be granted, the exercise price, the number of shares of Common Stock for which Options will be granted from time to time and the vesting and exercise periods with respect to Options will be determined by the Board or the Committee.

    3. PARTICIPANTS. Options may be granted only to executive officers or directors of the Company or any subsidiary of the Company as set forth below. As used herein, the term "subsidiary" means any present or future corporation which is or would be a "subsidiary corporation" within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended.

    The following individuals shall each be granted an Option to purchase the number of shares of Common Stock set forth opposite each such person's name on the date the Company's Registration Statement on Form S-1, (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act") with respect to the initial public offering of the Common Stock becomes effective under the Act (the "Effective Date"):

    P. Enoch Stiff      200,000 shares
    James H. Hook       75,000 shares
    Curtis J. Laetz     75,000 shares
    Paul D. Roblee      75,000 shares
    Robert D. Melin     75,000 shares

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    4.   NUMBER OF SHARES SUBJECT TO THE PLAN; GRANT OF OPTIONS.  The total number of shares of Common Stock which may be issued under Options granted pursuant to the Plan shall not exceed 500,000 shares (subject to adjustment in the event of a reorganization, merger, consolidation, stock split, dividend payable in Common Stock, split-up, combination or other exchange of shares). Shares of Common Stock issuable upon exercise of Options granted under the Plan may be either authorized and unissued shares or previously issued shares reacquired by the Company and held in treasury. If any Option granted under the Plan is surrendered before exercise, lapses without exercise, or, for any other reason, ceases to be exercisable, the shares subject to such Option shall not be available for the grant of Options under the Plan. Subject to the provisions of
Section 11 hereof, the Plan shall remain in effect until all shares of Common Stock now or hereafter subject to the Plan have been purchased pursuant to the exercise of Options granted under the Plan; provided that the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, and no Option may be granted hereunder after such date.

    5. STOCK ADJUSTMENTS. In the event that a dividend shall be declared on the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding Option under the Plan and the number of shares of Common Stock reserved for grant of Options pursuant to this Plan but not yet subject to Option shall be adjusted by adding to each such share of Common Stock the number of shares of Common Stock which would be distributable in respect thereof if such shares had been outstanding on the record date for the issuance of such stock dividend. In the event

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that the outstanding shares of Common Stock shall be converted into or exchanged for a different number of shares or other securities of the Company or of another corporation, whether through stock split, recapitalization, split-up, merger, consolidation, reorganization, combination or other issuance or exchange of shares, then there shall be substituted for each share of Common Stock subject to any outstanding Option under this Plan and for each share of Common Stock reserved for the grant of Options pursuant to the Plan but not yet subject to Option, the number and kind of shares or other securities which each outstanding share of Common Stock shall have been so converted into or for which each share shall have been so exchanged. In the case of any substitution or adjustment as provided in this Section 5, the Option price of any share subject to any outstanding Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option.

    6. OPTION PRICE. The purchase price for shares of Common Stock to be purchased upon the exercise of Options shall be the "fair market value" of such shares at the date on which the Option is exercised. "Fair market value" as of any date shall mean, during any period in which (i) the Common Stock is not listed for trading on a national securities exchange, but is reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market ("NM"), the last transaction price per share as reported by Nasdaq NM on such date, (ii) the Common Stock is neither listed for trading on a national securities exchange or reported by Nasdaq NM but is reported by Nasdaq, the closing bid price as reported by Nasdaq on such date, (iii) the

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Common Stock is listed for trading on a national securities exchange, the closing price per share on such exchange as of the close of such trading day, and (iv) neither (i) - (iii) is applicable, as determined by the Committee in good faith. If fair market value is to be determined as of a day when there were no transactions in the Common Stock, fair market value shall be the fair market value on the immediately preceding date when transactions in the Common Stock were effected.

    7. EXERCISABILITY. Except as otherwise set forth in Section 9 hereof, Options shall become exercisable on the date of grant.

    No Option may be exercised after the tenth (10th) anniversary of the Effective Date. Options which have become exercisable may only be exercised in whole. No partial exercise will be permitted. Upon exercise, the purchase price thereunder shall be payable only in the form of shares of Common Stock held by such Grantee subject to the terms of a Purchase and Stockholder Agreement between such Grantee and the Company in effect on the Effective Date (the "Restricted Stock") having a fair market value equal to that of the shares to be issued upon exercise of the Option. The fair market value of each share of Restricted Stock tendered upon exercise of an Option shall be determined as provided in Section 6, without regard to any restrictions on the transferability of such Restricted Stock. An Option may not be exercised for fractional shares of Common Stock.

    An Option shall be exercised when written notice of such exercise has been given to the Company by the Grantee, accompanied by certificates evidencing an

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equivalent number of shares of Restricted Stock, duly endorsed for transfer.
Until the issuance of the stock certificates evidencing the shares of Common Stock issuable upon such exercise, no right to vote, receive dividends or any other rights as a stockholder shall exist with respect to such shares notwithstanding the prior exercise of the Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date the stock certificate is issued except as provided in Section 5.

     The Company shall have the right to withhold or require any Grantee to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, with respect to any Option. To the extent permissible under applicable law, the Company may in its sole discretion permit a Grantee to satisfy a tax withholding requirement by directing the Company to apply shares to which a Grantee is entitled as the result of an exercise of an Option to satisfy such requirement.

    8. LISTING AND REGISTRATION. The Company, in its discretion, may postpone the issuance and delivery of shares upon any exercise of an Option until completion of a securities exchange listing or registration or other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate. The Company may also require any person exercising an Option to make such representations and furnish such information as it may consider appropriate or necessary in connection with the issuance of the shares of Common Stock subject to such Option.

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    9.   FORM OF OPTIONS AND CONDITIONS OF EXERCISE.  Options shall be evidenced by stock option agreements in such form, not inconsistent with the provisions of this Plan, as determined by the Committee and approved by the Board of Directors from time to time. Options will not be assignable or transferable by the Grantee other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee only by the Grantee.

    Shares of Common Stock issued upon the exercise of an Option granted hereunder shall not be assignable or transferable until the last day of the sixth (6th) full month following the date of exercise and shall continue to be subject to such further restrictions, if any as are set forth in any Purchase and Stockholder Agreement between the Company and the Grantee.

    The above described restrictions shall not apply to (a) pledges of such shares to the Company as security for indebtedness of such Grantee to the Company, and (b) transfers to the Company in satisfaction of any tax withholding requirement arising as a result of the exercise of an Option.

    The termination of employment of a Grantee with the Company shall not affect the rights of such Grantee with respect to any Options granted hereunder.

    Upon the death of any Grantee, any Option held by the Grantee on the date of death may be exercised during its remaining term by the person or persons to whom his or her rights with respect to the remaining shares of Restricted Stock owned by such Grantee

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shall have passed by will or by the laws of descent and distribution, but in no event later than the tenth (10th) anniversary of the Effective Date.

    10. RESERVATION OF SHARES. The Company, during the term of the Plan, will at all times reserve and keep available, the number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain the necessary approvals from any regulatory body having jurisdiction or authority deemed necessary by the Company's counsel to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

    11. AMENDMENT OF THE PLAN. The Plan may be terminated or amended at any time by the Board No amendment to the Plan shall affect the terms of any Options granted prior thereto.

    12. NO RIGHT TO CONTINUED EMPLOYMENT. The Plan shall not be construed as giving a Grantee any right to continued employment with the Company or its subsidiaries or to affect or limit in any way the right of the Company to terminate the employment of the Grantee.

    13. GOVERNING LAW. The Plan and any related documents or instruments shall be governed and construed in accordance with the laws of the State of Delaware.

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